EXHIBIT 23.1

                                   CONSENT OF
                                KABANI & COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS

      We hereby consent to the inclusion in this Registration Statement on Form SB-2 (Registration No. 333-116512) and in the related Prospectus, of our report dated August 18, relating to the financial statements of NetSol Technologies, Inc. the year ended June 30, 2005. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.

/s/ Kabani & Company
--------------------
Kabani & Company
Certified Public Accountants
Huntington Beach, California
Date: February 21, 2006